UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 550-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 9, 2009, Ligand Pharmaceuticals Incorporated (“Ligand”) officers John Higgins and Syed Kazmi gave a presentation at the Thomas Weisel Partners Healthcare Conference in Boston, Massachusetts. A copy of the slides used in the presentation, and a transcript of the presentation, are attached to this report as Exhibit 99.1 and Exhibit 99.2 and are incorporated by reference herein.

Additional Information and Where to Find It

On August 23, 2009, Ligand entered into an Agreement and Plan of Merger (the “Merger Agreement”), with Neurogen Corporation, a Delaware corporation (“Neurogen”) and Neon Signal, LLC, a direct wholly-owned subsidiary of Ligand (“Merger Sub”). Under the Merger Agreement, Ligand will acquire Neurogen pursuant to a reverse triangular merger, whereby Merger Sub will merge with and into Neurogen, with Neurogen as the surviving corporation (the “Merger”).

Ligand intends to file with the SEC a Registration Statement on Form S-4, which will include a proxy statement of Neurogen and other materials relevant to the proposed Merger and related transactions. The Registration Statement and related Neurogen proxy statement (when they become available), and any other documents filed by Ligand or Neurogen with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Ligand by going to Ligand’s Investor Relations website page at www.ligand.com.

Item 8.01	Other Events

See Item 7.01 above.

Item 9.01	Financial Statements and Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

(d) Exhibits.

Exhibit No.	Description
99.1	Slides used in Ligand’s September 9, 2009 presentation at the Thomas Weisel Partners Healthcare Conference in Boston, Massachusetts.

99.2	Transcript of Ligand’s September 9, 2009 presentation at the Thomas Weisel Partners Healthcare Conference in Boston, Massachusetts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 9, 2009
	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Slides used in Ligand’s September 9, 2009 presentation at the Thomas Weisel Partners Healthcare Conference in Boston, Massachusetts.

99.2	Transcript of Ligand’s September 9, 2009 presentation at the Thomas Weisel Partners Healthcare Conference in Boston, Massachusetts.